Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 7, 2006, relating to the consolidated financial statements of Steakhouse Partners, Inc. for the years ended December 31, 2005 and 2004, appearing in the Annual Report on Form 10-K of Steakhouse Partners, Inc. for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/    Mayer Hoffman McCann P.C.

San Diego, California

September 11, 2006